UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 2, 2018

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)

(513) 397-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

John M. Zrno, a member of the Board of Directors (the “Board”) of Cincinnati Bell Inc. (the “Company”) informed the Board that he will not stand for re-election at the Company’s 2018 Annual Meeting. Mr. Zrno will continue to serve as a Director until the 2018 Annual Meeting. Mr,. Zrno is currently a member of the Business Development Committee and the Compensation Committee and will continue to serve on such committees until the 2018 Annual Meeting. Mr. Zrno advised the Board that his decision to not stand for re-election did not involve any disagreement with the Company.

After careful deliberation, the Board nominated Leigh R. Fox to stand for election as a member of the Board at the 2018 Annual Meeting to fill the vacancy created by the retirement of Mr. Zrno.

In addition, Phillip R. Cox, Chairman of the Board, informed the Board of his intention to step down from his role as Chairman prior to the 2019 Annual Meeting. Accordingly, the Board anticipates designating a successor to Mr. Cox as Chairman prior to the 2019 Annual Meeting.  Mr. Cox also informed the Board that he does not intend to stand for re-election to the Board at the Company’s 2019 Annual Meeting, and that his intention to not stand for re-election did not involve any disagreement with the Company.

A press release announcing these matters is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated March 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: March 2, 2018	By:	/s/ Christopher J. Wilson
Name: Christopher J. Wilson
Title: Vice President, General Counsel